UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 14, 2023
Date of Report (Date of earliest event reported)

Flotek Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8846 N. Sam Houston Parkway W. Houston, TX, 77064
(Address of principal executive office and zip code)

(713) 849-9911
(Registrant’s telephone number, including area code)

(Not applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Exchange on which registered
Common Stock, $0.0001 par value	FTK	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 14, 2023, Flotek Industries, Inc. (the “Company”) entered into a revolving loan and security agreement (the “Loan Agreement”) with Flotek Chemistry, LLC and JP3 Measurement, LLC, wholly owned subsidiaries of the Company (collectively with the Company, the “Borrowers”), and Amerisource Funding, Inc. ( “Amerisource”), as lender.

The Loan Agreement provides for a twenty-four month term with up to $10 million of initial credit availability (the “Account Limit”) based on 85% of eligible accounts receivable and 60% of eligible inventory (not to exceed the amount of eligible accounts receivable). Borrowings under the Loan Agreement bear interest at the Wall Street Journal Prime Rate (subject to a floor of 5.50%) plus 2.5% per annum. After closing and subject to certain conditions, including an acceptable appraisal and the pledge of real estate collateral by the Borrowers, the credit availability is expected to be increased by the lesser of 50% of the appraised value of the real estate and $5 million.

The Loan Agreement contemplates the following fees: (i) a collateral management fee of 0.10% assessed monthly on the Account Limit, (ii) a non-usage fee of 0.25% assessed quarterly on the average unused portion of the Account Limit, and (iii) a commitment fee of 1.0% of the Account Limit, paid at closing and annually thereafter. If the Loan Agreement is terminated prior to the end of its twenty-four month term, the Borrowers are required to pay an early termination fee of 2.50% of the Account Limit (if terminated with more than 12 months remaining until the maturity date) or 1.50% of the Account Limit (if terminated with less than 12 months remaining until the maturity date).

The Loan Agreement requires the Borrowers to maintain a minimum Tangible Net Worth (as defined in the Loan Agreement) of not less than $11 million. In addition, the Loan Agreement provides Amerisource a blanket security interest on all or substantially all of the Borrowers’ assets. Proceeds from the Loan Agreement are expected to be used for working capital and other general corporate purposes. The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Loan Agreement, which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided under Item 1.01 of this Current Report on Form 8-K regarding each of the transactions described therein is also responsive to Item 2.03 of this Current Report on Form 8-K and is hereby incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure

On August 14, 2023, the Company issued a press release announcing the closing of the Loan Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not subject to the liabilities of that section and is not deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
10.1
Revolving Loan and Security Agreement dated as of August 14, 2023, among Flotek Industries, Inc., Flotek Chemistry, LLC and JP3 Measurement, LLC, as borrowers, and Amerisource Funding, Inc., as lender.

99.1	Press Release dated August 14, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.
Date: August 14, 2023	/s/ Bond Clement
	Name:	Bond Clement
	Title:	Chief Financial Officer